CALIFORNIA RESOURCES CORPORATION
2021 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
FOR NON-EMPLOYEE DIRECTORS GRANT AGREEMENT
Name of Grantee: _________________
Date of Grant: January 25, 2021
Number of Restricted Stock Units: ________
Agreement (this “Agreement”) made as of the Date of Grant between CALIFORNIA RESOURCES CORPORATION, a Delaware corporation (“CRC”), and with its subsidiaries (the “Company”), and the Eligible Person receiving this Award (the “Grantee”).
1.Grant of Restricted Stock Units. In accordance with this Agreement and the California Resources Corporation 2021 Long Term Incentive Plan, as amended from time to time (the “Plan”), CRC hereby grants to the Grantee as of the Date of Grant, the number of Restricted Stock Units set forth above. For purposes of this Agreement, a grant of Restricted Stock Units is a bookkeeping entry that represents the right to receive an equivalent number of shares of CRC common stock, $0.01 par value (the “Common Stock”), on the applicable payment date set forth in Section 4. Restricted Stock Units are not shares of Common Stock and have no voting rights or, except as stated in Section 5, dividend rights.
2.Restrictions on Transfer. Neither this Agreement nor any right to receive shares of Common Stock pursuant to this Agreement may be transferred or assigned by the Grantee other than to a beneficiary designated on a form approved by CRC (if enforceable under local law), by will or, if the Grantee dies without designating a beneficiary of a valid will, by the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Grantee’s rights under this Agreement that is in violation of this Section 2 shall be null and void.
3.Vesting of Restricted Stock Units. Provided that the Grantee has continuously served as a member of the Board from the Date of Grant through the vesting dates described in this sentence, one-third of the Restricted Stock Units shall vest on the first annual anniversary of the Date of Grant, one-third of the Restricted Stock Units shall vest on the second annual anniversary of the Date of Grant, and the remaining one-third of the Restricted Stock Units shall vest on the third annual anniversary of the Date of Grant; provided, however, that 100% of the unvested Restricted Stock Units shall immediately vest on the earlier of (i) the date upon which a Qualifying Change in Control occurs if such event occurs prior to the date of the Grantee’s “separation from service” (as defined under Section 409A of the Code (“Separation from Service”)), (ii) the date of the Grantee’s death if such event occurs while Grantee is serving as a member of the Board, or (iii) the date of the Grantee’s Separation from Service by reason of disability (as determined by the Committee). Each date described in the preceding sentence upon which Restricted Stock Units vest is referred to herein as a “Vesting Date.” As used herein, the term “Qualifying Change in Control” means a Change in Control, but excluding any event that would otherwise constitute a Change in Control and that relates solely to any acquisition of securities of the Company by a stockholder of the Company that owns 20% or more of either the Outstanding Stock or the Outstanding Company Voting Securities as of the Date of Grant (or by such a stockholder and/or one or more of its affiliates). Any Restricted Stock Units that do not become vested in accordance with the preceding provisions of this Section 3 shall be forfeited and surrendered to CRC for no consideration as of the date of the Grantee’s Separation from Service. In addition, if the Grantee incurs a Separation from Service for cause (as determined by the Board), then, notwithstanding any provision herein to the contrary, all of the Grantee’s Restricted Stock Units which have not yet been paid pursuant to Section 4 (whether vested or unvested) shall be forfeited and surrendered to CRC for no consideration as of the date of the Grantee’s Separation from Service.
4.Payment of Awards. Restricted Stock Units that become vested in accordance with Section 3 shall be paid on the earlier of (i) the date that is six months and one day after the date of the Grantee’s Separation from Service, (ii) the date upon which a Qualifying Change in Control occurs (or within 45 days thereafter) provided that such Qualifying Change in Control also constitutes a change in control event within the meaning of Treasury regulation section 1.409A-3(i)(5), (iii) the date of the Grantee’s death (or within 45 days thereafter), or (iv) the date the Grantee becomes disabled within the meaning of Treasury regulation section 1.409A-3(i)(4) (or within 45 days thereafter). Payment shall be made in the form of shares of Common Stock equal in number to the number of Restricted Stock Units with respect to which payment is being made on that date, plus cash for any fractional share units based on the Fair Market Value of a share of Common Stock as of the date immediately preceding the date of such payment.
5.Crediting and Payment of Dividend Equivalents. With respect to the number of outstanding Restricted Stock Units listed above that have not been paid pursuant to Section 4, the Grantee shall be credited on the books and records of CRC with an amount (the “Dividend Equivalent”) equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Stock as and when declared during the period beginning on the Date of Grant and ending on the applicable payment date set forth in Section 4. CRC will pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee within 60 days of the later of (i) the relevant dividend payment date applicable to stockholders generally with respect to the dividends associated with such Dividend Equivalents and (ii) the date on which the Restricted Stock units to which such Dividend Equivalents are attributable vest in accordance with Section 3 (provided, however, for purposes of this clause (ii) only, the vesting of Restricted Stock Units upon the occurrence of a Qualifying Change in Control that does not also constitute a change in control event within the meaning of Treasury regulation section 1.409A-3(i)(5) shall be disregarded and, in such case, the date provided in this clause (ii) shall be deemed to reference the earlier of the date upon which such Restricted Stock Units would have otherwise vested pursuant to Section 3 or are settled and paid in accordance with Section 4). If the Restricted Stock Units (or any portion thereof) are forfeited by the Grantee pursuant to the terms of this Agreement, then the Grantee shall also forfeit the Dividend Equivalents, if any, accrued and unpaid with respect to such forfeited Restricted Stock Units. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

6.Retention as Director. Nothing contained in this Agreement shall interfere with or limit in any way the right of CRC or the stockholders of CRC to remove the Grantee from the Board pursuant to the by-laws of CRC, nor confer upon any Grantee any right to continue in the service of CRC as a member of the Board.
7.Taxes and Withholding. The Grantee is responsible for any federal, state, local or non-U.S. tax, including income tax, social insurance, payroll tax, payment on account or other tax-related withholding with respect to the grant of Restricted Stock Units (including the grant, the vesting, the receipt of Common Stock, the sale of Common Stock and the receipt of Dividend Equivalents, if any). The Company does not guarantee any particular tax treatment or results in connection with the grant, vesting or payment of the Restricted Stock Units or the payment of Dividend Equivalents, if any.
8.Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal, state and foreign securities laws; however, the Company will not issue any Common Stock or other securities pursuant to this Agreement if their issuance would result in a violation of any such law by the Company.
9.Adjustments. The number or kind of shares of stock covered by this Restricted Stock Unit Award may be adjusted as the Committee determines pursuant to the Plan in order to prevent dilution or expansion of the Grantee’s rights under this Agreement as a result of events such as stock dividends, stock splits, or other change in the capital structure of CRC, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment containing an explanation of the nature of the adjustment.
10.Amendments. The Plan may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement; however, except to the extent necessary to comply with applicable law, no amendment will adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
11.Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.
12.Relation to Plan; Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definitions have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.
13.Successors and Assigns. Subject to Sections 2 and 3, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14.Governing Law. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.
15.Notices. Any notice to the Company provided for in this Agreement will be given to its chief legal officer at its principal executive offices, and any notice to the Grantee will be addressed to the Grantee at his or her address currently on file with the Company. Any written notice will be deemed to be duly given when received if delivered personally or sent by telecopy, e-mail, or the United States mail, first class registered mail, postage and fees prepaid, and addressed as provided in this paragraph. Any party may change the address to which notices are to be given by written notice to the other party as specified in the preceding sentence.
16.Privacy Rights. By accepting this Award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Data (as defined below) by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in CRC, details of this Restricted Stock Unit Award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting this Agreement, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.
17.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Restricted Stock Unit Award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Compliance With Section 409A of the Code. This Agreement shall be interpreted and administered in such a way as to comply with the applicable provisions of Section 409A of the Code (“Section 409A”) to the maximum extent possible. In addition, (i) if the Grantee must be treated as a “specified employee” within the meaning of Section 409A, any payment made on account of the Grantee’s Separation from Service will be made at the time specified above in Section 4 or, if later, on the date that is six (6) months and one (1) day following the date of the Grantee’s Separation from Service; and (ii) any payment on a Qualifying Change in Control event will be made only if the Qualifying Change in Control also qualifies as a change in control event within the meaning of Section 409A. To the extent that the Board determines that the Plan or this Award fails to comply with the requirements of Section 409A, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace this Award in order to cause this Award either to not be subject to Section 409A or to comply with the applicable provisions of such section.
19.Grantee’s Representations and Releases. By accepting this Award, the Grantee acknowledges that the Grantee has read this Agreement and understands that the future value of any shares of Common Stock issued pursuant to this Restricted Stock Unit Award cannot be predicted and CRC does not assume liability in the event such shares of Common Stock have no value in the future; and the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction.
In consideration of the grant of this Restricted Stock Unit Award, no claim or entitlement to compensation or damages shall arise from termination of this Restricted Stock Unit Award or diminution in value of this Restricted Stock Unit Award or Common Stock issued pursuant to this Restricted Stock Unit Award resulting from termination of the Grantee’s service as a member of the Board and the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.
[Signatures on the following page.]

IN WITNESS WHEREOF, CRC has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.
CALIFORNIA RESOURCES CORPORATION
By:
____________________________________

GRANTEE

_________________________________________
    Signature Page to
    Restricted Stock Unit Award